                                                           EXHIBIT 23.2

                            [LETTERHEAD OF DELOITTE & TOUCHE LLP]

                             CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Golden Books Family Entertainment, Inc. and Subsidiaries (formerly Western Publishing Group, Inc. and Subsidiaries) on Form S-8 of our reports dated April 2, 1996, appearing in the Annual Report on Form 10-K of Golden Books Family Entertainment, Inc. and Subsidiaries for the period ended December 28, 1996, and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.

                                                  Deloitte & Touche LLP

                                                  /s/ Deloitte & Touche LLP

Milwaukee, Wisconsin

June 13, 1997